Exhibit 5.2

150 Third Avenue South, Suite 2800

Nashville, TN 37201

(615) 742-6200

March 15, 2023

Reinsurance Group of America, Incorporated

16600 Swingley Ridge Road

Chesterfield, Missouri 63017

Re:	Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Reinsurance Group of America, Incorporated, a Missouri corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”), being filed this date by the Company and by RGA Capital Trust III and RGA Capital Trust IV, each a Delaware statutory trust (each, a “Trust,” and together, the “Trusts”), with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to: (i) shares of common stock of the Company, par value $0.01 per share (the “Common Stock”); (ii) warrants to purchase Common Stock (the “Common Stock Warrants”); (iii) shares of preferred stock of the Company, par value $0.01 per share (the “Preferred Stock”), which may be represented by depositary shares (the “Depositary Shares”) evidenced by depositary receipts; (iv) warrants to purchase Preferred Stock (the “Preferred Stock Warrants”); (v) debt securities of the Company, which may be senior (the “Senior Debt Securities”), subordinated (the “Subordinated Debt Securities”) or junior subordinated (the “Junior Subordinated Debt Securities” and, collectively with the Senior Debt Securities and the Subordinated Debt Securities, the “Debt Securities”); (vi) warrants of the Company to purchase Debt Securities (the “Debt Security Warrants”); (vii) warrants of the Company to purchase other securities covered by the Registration Statement (“Other Warrants” and, collectively with the Common Stock Warrants, the Preferred Stock Warrants and the Debt Security Warrants, the “Securities Warrants”); (viii) contracts for the purchase and sale of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants or Trust Preferred Securities (as hereinafter defined) (the “Purchase Contracts”); and (ix) units of the Company (the “Units”), consisting of one or more of Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Securities Warrants, Purchase Contracts, Trust Preferred Securities, Guarantees (as hereinafter defined), and debt obligations of third parties, including U.S. Treasury Securities. The Registration Statement also relates to the registration under the Act of trust preferred securities of the Trusts (the “Trust Preferred Securities”) and guarantees of the Trust Preferred Securities by the Company (the “Guarantees”).

The Common Stock, the Preferred Stock, the Depositary Shares, the Debt Securities, the Securities Warrants, the Purchase Contracts, the Trust Preferred Securities, the Guarantees and the Units are hereinafter referred to collectively as the “Securities.” An indeterminate amount of the Securities may be issued and sold or delivered from time to time at indeterminate prices or upon conversion, exchange or exercise of any such Securities to the extent any such Securities are, by their terms, convertible into, or exchangeable or exercisable for such Securities, by the Company and the Trusts as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”), and supplements to the Prospectus (the “Prospectus Supplements”) filed pursuant to Rule 415 under the Act.

The Senior Debt Securities and the Subordinated Debt Securities will be issued under an Indenture, dated as of August 21, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Indenture Trustee”), as such indenture may be supplemented from time to time (the “Indenture”). The Junior Subordinated Debt Securities will be issued under a Junior Subordinated Indenture, to be entered into by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Junior Subordinated Indenture Trustee”), as such indenture may be supplemented from time to time (the “Junior Subordinated Indenture”). The Indenture and the Junior Subordinated Indenture are hereinafter referred to together as the “Indentures,” and the Indenture Trustee and the Junior Subordinated Indenture Trustee are collectively referred to together as the “Indenture Trustees.”

bassberry.com

Reinsurance Group of America, Incorporated

March 15, 2023

The Common Stock Warrants will be issued under a common stock warrant agreement (the “Common Stock Warrant Agreement”) between the Company and a common stock warrant agent to be specified therein. The Preferred Stock Warrants will be issued under a preferred stock warrant agreement (the “Preferred Stock Warrant Agreement”) between the Company and a preferred stock warrant agent to be specified therein. Warrants to purchase Senior Debt Securities will be issued under a senior debt security warrant agreement (the “Senior Debt Security Warrant Agreement”) among the Company, a senior debt security warrant agent to be specified therein and the Indenture Trustee. Warrants to purchase Subordinated Debt Securities will be issued under a subordinated debt security warrant agreement (the “Subordinated Debt Security Warrant Agreement”) among the Company, a subordinated debt security warrant agent to be specified therein and the Indenture Trustee. Warrants to purchase Junior Subordinated Debt Securities will be issued under a junior subordinated debt security warrant agreement (the “Junior Subordinated Debt Security Warrant Agreement”) among the Company, a junior subordinated debt security warrant agent to be specified therein and the Junior Subordinated Indenture Trustee. The Other Warrants will be issued under a warrant agreement (the “Other Warrant Agreement”) between the Company, the applicable trustee and a warrant agent to be specified therein. The Common Stock Warrant Agreement, the Preferred Stock Warrant Agreement, the Senior Debt Security Warrant Agreement, the Subordinated Debt Security Warrant Agreement, the Junior Subordinated Debt Security Warrant Agreement and the Other Warrant Agreement are hereinafter referred to collectively as the “Warrant Agreements.”

The Purchase Contracts will be issued under a purchase contract agreement (the “Purchase Contract Agreement”) between the Company and a purchase contract agent to be specified therein.

The Guarantees will be issued pursuant to a guarantee agreement (the “Guarantee Agreement”) between the Company and a guarantee trustee to be specified therein.

In connection with this opinion, we have examined and relied upon such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to form the basis for the opinions hereinafter set forth. In our examination of the foregoing, we have assumed the genuineness of all signatures, the legal competence and capacity of natural persons, the authenticity of documents submitted to us as originals, the conformity with authentic original documents of all documents submitted to us as copies or by facsimile or other means of electronic transmission, and that the books and records of the Company are maintained in accordance with proper corporate procedures. As to facts material to the opinions expressed herein, we have relied as necessary upon statements and representations of officers and other representatives of the Company, public officials and others.

Reinsurance Group of America, Incorporated

March 15, 2023

In making our examination of executed documents or documents to be executed, we have assumed that the parties thereto have been and will be duly authorized, duly organized, validly existing and in good standing, and have had and will have the power, corporate or other, to enter into and perform all obligations thereunder. We have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such parties of such documents and (except to the extent we have opined on such matters below) the validity and binding effect on such parties. In addition, we have assumed (i) a definitive purchase, underwriting or similar agreement with respect to any Debt Securities, Guarantees, Purchase Contracts or Securities Warrants (the “Covered Securities”) and other operative documents will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; (ii) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective and comply with all applicable laws at the time the Covered Securities are offered or issued as contemplated by the Registration Statement, and no stop order suspending its effectiveness will have been issued and remain in effect; (iii) that all Covered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (iv) that a Prospectus Supplement or term sheet will have been prepared and filed with the Commission describing the Covered Securities offered thereby and will comply at all relevant times with all applicable laws; (v) the applicable Indenture, Guarantee Agreement and Indenture Trustee(s) will have been duly qualified under the Trust Indenture Act of 1939, as amended, and a Statement of Eligibility of the trustee on Form T-1 filed with the Commission with respect to each such Indenture Trustee; (vi) that the Company will continue to be validly existing under the laws of Missouri and the Trusts validly existing under the laws of Delaware; (vii) that the choice of New York law to govern the Indentures, the Guarantee Agreement, the Warrant Agreement and the Purchase Contract Agreement is a valid and legal provision; (viii) that the Company will have obtained any legally required consents, approvals, authorizations and other orders of the Commission and any other regulatory authorities necessary (A) to issue and sell the Covered Securities being offered and (B) to execute and deliver the applicable Indenture, purchase agreement, Guarantee Agreement, Warrant Agreement, Purchase Contract Agreement or other applicable operative documentation (the “Applicable Securities Documents”); and (ix) that the execution and delivery by the Company of the Applicable Securities Documents and the performance by the Company of its obligations thereunder (including in connection with the issuance of the Covered Securities) (a) do not and will not violate, conflict with or constitute a default under any agreement or instrument to which the Company or its properties are subject; (b) do not and will not contravene any order or decree of any governmental authority to which the Company or its properties are subject; (c) do not and will not require the consent, approval, licensing or authorization of, or filing, record or registration with, any governmental authority under any legal requirement; and (d) do not and will not violate or conflict with the Company’s articles of organization or bylaws, or the organizational documents of any subsidiary of the Company.

Our opinions set forth herein are limited to the laws of the State of New York that, in our experience, are applicable to the matters specified herein (the “Covered Law”). We do not express any opinion (i) with respect to the law of any jurisdiction other than the Covered Law, (ii) as to the effect of any non-covered law on the opinion herein stated, or (iii) as to the securities or “blue sky” laws of any jurisdiction. The opinion expressed in this opinion letter is strictly limited to the matters stated in this opinion letter and no other opinions are to be implied.

Based upon the foregoing and in reliance thereon, and subject to the assumptions, comments, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

1. With respect to the Debt Securities, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of any Debt Securities, the terms of the offering thereof and related matters and (b) due execution, authentication, issuance and delivery of such Debt Securities upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company, a duly constituted and acting committee thereof, or duly authorized officers of the Company (such Board of Directors, committee or authorized officers being referred to herein as the “Board”) and otherwise in accordance with the provisions of the applicable Indenture, such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

Reinsurance Group of America, Incorporated

March 15, 2023

2. With respect to the Securities Warrants, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Securities Warrants, the related Warrant Agreement, the terms of the offering thereof and related matters and (b) due execution, countersignature, issuance and delivery of such Securities Warrants upon payment of the consideration for such Securities Warrants provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Warrant Agreement, such Securities Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. With respect to the Purchase Contracts, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance and terms of the Purchase Contracts, the Purchase Contract Agreement, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Purchase Contracts upon payment of the consideration for such Purchase Contracts provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Purchase Contract Agreement, the Purchase Contracts will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4. With respect to the Guarantees, assuming the (a) taking of all necessary corporate action to authorize and approve the issuance, execution and terms of the Guarantees, the Guarantee Agreement, the terms of the offering thereof and related matters and (b) due execution, issuance and delivery of the Guarantees upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and otherwise in accordance with the provisions of the applicable Guarantee Agreement, such Guarantees will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

In addition to the assumptions, comments, qualifications, limitations and exceptions set forth above, the opinions set forth herein are further limited by, subject to and based upon the following assumptions, comments, qualifications, limitations and exceptions:

(a) Our opinions contained herein are limited by (i) applicable bankruptcy, insolvency, reorganization, receivership, moratorium (including governmental moratorium orders) or similar laws, rules, regulations and orders affecting or relating to the rights and remedies of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination; (ii) laws, rules, regulations, orders, and policies concerning Federal, state, and local emergencies; (iii) general principles of equity (regardless of whether considered in a proceeding in equity or at law), including the possible unavailability of specific performance or injunctive relief, and the discretion of the court before which any proceeding therefor may be brought; (iv) an implied covenant of good faith and fair dealing; (v) requirements that a claim with respect to any Debt Securities or Guarantees denominated other than in United States dollars (or a judgment denominated other than in United States dollars with respect to such a claim) be converted into United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law; and (vi) governmental authority to limit, delay or prohibit the making of payments outside the United States or in foreign currency or composite currency.

Reinsurance Group of America, Incorporated

March 15, 2023

(b) Our opinions are further limited and qualified by the effect of: (i) standards relating to fiduciary duties or fairness; (ii) the enforceability of provisions of a contract that purport to require waiver of the obligations of good faith, fair dealing, diligence and reasonableness; (iii) limitations on the availability of a remedy under certain circumstances where another remedy has been elected; (iv) limitations on the enforceability of provisions releasing, exculpating, or exempting a party from, or requiring indemnification of a party for, liability for its own action or inaction, to the extent the action or inaction involves negligence, recklessness, willful misconduct or unlawful conduct; and (v) the enforceability, where less than all of the contract may be unenforceable, of the balance of the contract to circumstances in which the unenforceable portion is not an essential part of the agreed exchange.

(c) We express no opinion or belief with respect to:

(i) the enforceability of any provision purporting or attempting to (A) confer exclusive jurisdiction and/or venue upon certain courts or otherwise waive the defenses of forum non conveniens or improper venue, (B) confer subject matter jurisdiction on a court not having independent grounds therefor, (C) modify or waive the requirements for effective service of process for any action that may be brought, (D) waive the right of the Company or any other person to a trial by jury, (E) provide that remedies are cumulative or that decisions by a party are conclusive, (F) modify or waive the rights to notice, legal defenses, rights granted by law, subrogation, opportunity for hearing, evidentiary requirements, statutes of limitations and statutes of repose (including the tolling of the same), other procedural rights or other benefits that cannot be waived under applicable law, (G) waive the right to any stay or extension, or (H) provide for or grant a power of attorney;

(ii) the enforceability of (A) any rights to indemnification or contribution which are violative of public policy underlying any law, rule or regulation (including any Federal or state securities law, rule or regulation) or the legality of such rights, (B) any rights to set-off or net payment obligations, (C) any provisions purporting to provide to any party the right to receive costs and expenses beyond those reasonably incurred by it, or (D) provisions whose terms are left open for later resolution by the parties;

(iii) the enforceability of (A) consents to, or restrictions upon, judicial relief, (B) waivers of rights or defenses with respect to stay, extension or usury laws, (C) waivers of broadly or vaguely stated rights, (D) provisions for exclusivity, election or cumulation of rights or remedies, (E) provisions authorizing or validating conclusive or discretionary determinations, (F) grants of setoff rights, (G) proxies, powers and trusts, (H) restrictions upon non-written modifications and waivers, (I) provisions prohibiting, restricting, or requiring consent to assignment or transfer of any right or property, (J) provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty, or (K) any provisions relating to attorneys’ or trustees’ fees; and

(iv) (A) whether an acceleration of the Debt Securities may affect the collectability of that portion of the stated principal amount thereof in excess of the public offering price to the extent that such portion was determined to constitute unearned interest thereon, (B) compliance with laws related to permissible rates of interest, and (C) the creation, validity, perfection or priority of any security interest or lien.

(d) We do not express any opinion with respect to any legal requirements that are applicable to any party or its affiliates solely because such law, rule or regulation is part of a regulatory regime applicable to any such party or such affiliates as a result of the specific assets or business operations of such party or such affiliates.

Reinsurance Group of America, Incorporated

March 15, 2023

(e) You have informed us that you intend to issue the Securities from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof. We understand that, prior to issuing any Securities, you will afford us an opportunity to review the operative documents pursuant to which such Securities are to be issued (including the applicable Prospectus Supplement) and will file such supplement or amendment to this opinion letter (if any) as we may reasonably consider necessary or appropriate by reason of the terms of such Securities.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and the Prospectus. We also consent to your filing copies of this opinion letter as an exhibit to the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Commission thereunder. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

Very truly yours,

/s/ Bass, Berry and Sims PLC